Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports Second-Quarter 2023 Financial Results
Second-Quarter GAAP Net Income Attributable to Common Stock of $261 Million,
or $1.10 Per Diluted Share

Private Education Loan Originations Increase 6% from Year-Ago Quarter to $651 Million

Completed $2.1 Billion in Private Education Loan Sales During the Quarter
Resulting in a $128 Million Gain

NEWARK, Del., July 26, 2023 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released second-quarter 2023 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, July 27, 2023, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

Participants may also register for the earnings conference call. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Melissa Bronaugh, 571-526-2455, melissa.bronaugh@salliemae.com

Sallie Mae Reports Second-Quarter 2023 Financial Results

Second-Quarter GAAP Net Income Attributable to Common Stock of $261 Million,
or $1.10 Per Diluted Share

Private Education Loan Originations Increase 6% from Year-Ago Quarter to $651 Million

Completed $2.1 Billion in Private Education Loan Sales During the Quarter
Resulting in a $128 Million Gain

“Our focus on maximizing the profitability of our core business drove strong results this quarter. We demonstrated our commitment to capital allocation with another successful loan sale and share buyback. We also continue to innovate, creating interesting growth opportunities through our recent transaction with Scholly. We believe all of this positions us well for future success.”

Jonathan Witter, CEO, Sallie Mae

Second-Quarter 2023 Highlights vs. Second-Quarter 2022 Highlights

Continue to Execute on our Core Business Strategy:
•GAAP net income of $265 million, down 23%.
•Net interest income of $387 million, up 7%.
•Net interest margin was 5.52%, up 23 basis points.
•Private education loan originations of $651 million, up 6%.
•Sold $2.1 billion in private education loans; unchanged from $2.1 billion in private education loan sales in the year-ago period.
•Average private education loans outstanding, net, of $20.7 billion, up 2%.
•Private education loan provisions for credit losses, including amounts for unfunded commitments, was $18 million, compared with a provision of $30 million in the year-ago period.
•Private education loans held-for-investment in forbearance were 1.2% of private education loans held-for-investment in repayment and forbearance, down from 1.3%.
•Private education loans held-for-investment delinquencies as a percentage of private education loans held-for-investment in repayment were 3.7%, unchanged from 3.7%.
•Private education loans held-for-investment net charge-offs as a percentage of average private education loans held-for-investment in repayment (annualized) were 2.69%, up from 2.56%.
•Total operating expenses of $154 million, up from $132 million.

Progress on our Balance Sheet and Capital Allocation:

•Repurchased 16 million shares of common stock under share repurchase programs in the second quarter of 2023.
•Paid second-quarter common stock dividend of $0.11 per share, unchanged from the second quarter of 2022.

Investor Contact: Melissa Bronaugh, 571-526-2455 melissa.bronaugh@salliemae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@salliemae.com

The following are significant items or events that occurred in the second quarter of 2023.

Provisions for Credit Losses
   Provision for credit losses in the second quarter of 2023 was $18 million, compared with $31 million in the year-ago quarter. During the second quarter of 2023, the provision for credit losses was primarily affected by $137 million in negative provisions resulting from the $2.1 billion private education loan sales during the quarter, and an increase in estimated recovery rates, which were offset by new loan commitments, net of expired commitments, changes in economic outlook, and management overlays.

Credit Performance
   Private education loans held-for-investment net charge-offs as a percentage of average private education loans held-for-investment in repayment (annualized) were 2.69%, up from 2.11% in the first quarter of 2023, down from 3.15% in the fourth quarter of 2022, and up from 2.56% in the year-ago quarter.

Progress on Balance Sheet and Capital Allocation
 Loan Sales

   In the second quarter of 2023, the company recognized a gain of $128 million from the sale of $2.1 billion of its private education loans to an unaffiliated third party.

   In the second quarter of 2023, the company sold its $26 million credit card loan portfolio to an unaffiliated third party and recognized a loss of $4 million from the sale.

 Share Repurchases

In the second quarter of 2023, the company repurchased 16 million shares of its common stock at a total cost of $257 million, or an average purchase price of $15.71 per share, under a Rule 10b5-1 trading plan authorized under its share repurchase programs. At June 30, 2023, there was $326 million of capacity remaining under the 2022 Share Repurchase Program, which was announced on Jan. 26, 2022 and expires on Jan. 25, 2024.

Repurchases may occur under the company’s share repurchase programs from time to time and through a variety of methods, including tender offers, open market repurchases, repurchases effected through Rule 10b5-1 trading plans, negotiated block purchases, accelerated share repurchase programs, or other similar transactions. The timing and volume of any repurchases will be subject to market conditions, and there can be no guarantee that the company will repurchase up to the limit of its share repurchase programs or at all.

The following provides guidance on the company’s performance in 2023.

Guidance*
   For 2023, the company expects the following:
•Full-year diluted non-GAAP “Core Earnings” per common share of $2.50 - $2.70.**
•Full-year Private Education Loan originations year-over-year growth of 5% - 6%.
•Full-year total loan portfolio net charge-offs of $345 million - $385 million.
•Full-year non-interest expenses of $610 million - $620 million.

* See page 6 for a cautionary note regarding forward-looking statements.

** See Non-GAAP “Core Earnings” to GAAP Reconciliation on page 9 for a description of non-GAAP “Core Earnings”. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP measure. However, this GAAP measure is not accessible on a forward-looking basis because the company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Quarterly Financial Highlights

	2Q 2023	1Q 2023	2Q 2022
Income Statement ($ millions)
Total interest income	$634	$638	$463
Total interest expense	247	233	100
Net interest income	387	405	363
Less: provisions for credit losses	18	114	31
Total non-interest income	144	22	258
Total non-interest expenses	156	157	134
Income tax expense	92	37	114
Net income	265	119	342
Preferred stock dividends	4	4	2
Net income attributable to common stock	261	114	340
Non-GAAP “Core Earnings” adjustments to GAAP(1)	—	—	—
Non-GAAP “Core Earnings” net income attributable to common stock(1)	$261	$114	$340

Ending Balances ($ millions)
Private Education Loans held for investment, net	$18,649	$20,498	$18,511
FFELP Loans held for investment, net	571	590	663
Credit Cards held for investment, net	—	—	27
Deposits	$20,361	$21,804	$19,980
Brokered	8,720	10,275	9,024
Retail and other	11,641	11,529	10,956

Key Performance Metrics
Net interest margin	5.52%	5.70%	5.29%
Yield - Total interest-earning assets	9.05%	8.97%	6.75%
Private Education Loans	10.79%	10.66%	8.69%
Cost of Funds	3.75%	3.47%	1.55%
Return on Assets (“ROA”)(2)	3.7%	1.7%	4.9%
Non-GAAP “Core Earnings” ROA(3)	3.7%	1.7%	4.9%
Return on Common Equity (“ROCE”)(4)	65.2%	30.5%	71.8%
Non-GAAP “Core Earnings” ROCE(5)	65.2%	30.5%	71.8%

Per Common Share
GAAP diluted earnings per common share	$1.10	$0.47	$1.29
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$1.10	$0.47	$1.29
Average common and common equivalent shares outstanding (millions)	238	244	264

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in non-GAAP “Core Earnings” results. See the Non-GAAP “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and non-GAAP “Core Earnings.” Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our non-GAAP “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Non-GAAP Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Non-GAAP Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2023 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 23, 2023) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2023	2022
Assets
Cash and cash equivalents	$3,875,758	$4,616,117
Investments:
Trading investments at fair value (cost of $43,260 and $47,554, respectively)	52,146	55,903
Available-for-sale investments at fair value (cost of $2,563,816 and $2,554,332, respectively)	2,372,846	2,342,089
Other investments	95,771	94,716
Total investments	2,520,763	2,492,708
Loans held for investment (net of allowance for losses of $1,364,716 and $1,357,075, respectively)	19,219,518	19,626,868
Loans held for sale	—	29,448
Restricted cash	150,585	156,719
Other interest-earning assets	11,952	11,162
Accrued interest receivable	1,300,136	1,202,059
Premises and equipment, net	134,895	140,728
Goodwill and acquired intangible assets, net	113,756	118,273
Income taxes receivable, net	325,063	380,058
Tax indemnification receivable	2,902	2,816
Other assets	53,075	34,073
Total assets	$27,708,403	$28,811,029

Liabilities
Deposits	$20,361,485	$21,448,071
Long-term borrowings	5,213,698	5,235,114
Other liabilities	326,856	400,874
Total liabilities	25,902,039	27,084,059
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 438.0 million and 435.1 million shares issued, respectively	87,599	87,025
Additional paid-in capital	1,129,537	1,109,072
Accumulated other comprehensive loss (net of tax benefit of ($26,845) and ($30,160), respectively)	(83,564)	(93,870)
Retained earnings	3,485,732	3,163,640
Total SLM Corporation stockholders’ equity before treasury stock	4,870,374	4,516,937
Less: Common stock held in treasury at cost: 211.9 million and 194.4 million shares, respectively	(3,064,010)	(2,789,967)
Total equity	1,806,364	1,726,970
Total liabilities and equity	$27,708,403	$28,811,029

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2023	2022	2023	2022
Interest income:
Loans	$568,342	$446,040	$1,151,126	$904,084
Investments	12,037	8,513	23,368	13,992
Cash and cash equivalents	53,526	8,478	97,009	9,993
Total interest income	633,905	463,031	1,271,503	928,069
Interest expense:
Deposits	191,407	60,468	374,938	110,005
Interest expense on short-term borrowings	3,299	2,973	6,317	5,848
Interest expense on long-term borrowings	52,568	36,782	98,549	74,376
Total interest expense	247,274	100,223	479,804	190,229
Net interest income	386,631	362,808	791,699	737,840
Less: provisions for credit losses	17,729	30,545	131,841	128,595
Net interest income after provisions for credit losses	368,902	332,263	659,858	609,245
Non-interest income:
Gains on sales of loans, net	124,754	239,997	124,745	249,878
Gains (losses) on securities, net	(1,213)	667	498	(2,913)
Gains (losses) on derivatives and hedging activities, net	—	—	—	(5)
Other income	20,513	17,589	40,522	33,218
Total non-interest income	144,054	258,253	165,765	280,178
Non-interest expenses:
Operating expenses:
Compensation and benefits	78,233	66,011	165,882	137,992
FDIC assessment fees	9,851	1,225	21,380	6,909
Other operating expenses	66,080	64,494	121,441	118,835
Total operating expenses	154,164	131,730	308,703	263,736
Acquired intangible assets amortization expense	2,245	2,417	4,517	3,150
Total non-interest expenses	156,409	134,147	313,220	266,886
Income before income tax expense	356,547	456,369	512,403	622,537
Income tax expense	91,482	114,296	128,820	151,652
Net income	265,065	342,073	383,583	470,885
Preferred stock dividends	4,274	1,757	8,337	3,032
Net income attributable to SLM Corporation common stock	$260,791	$340,316	$375,246	$467,853
Basic earnings per common share	$1.11	$1.30	$1.57	$1.74
Average common shares outstanding	235,061	261,333	238,261	269,112
Diluted earnings per common share	$1.10	$1.29	$1.56	$1.72
Average common and common equivalent shares outstanding	237,592	264,122	240,554	272,343
Declared dividends per common share	$0.11	$0.11	$0.22	$0.22

Non-GAAP “Core Earnings” to GAAP Reconciliation
The following table reflects adjustments associated with our derivative activities.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2023	2022	2023	2022
Non-GAAP “Core Earnings” adjustments to GAAP:
GAAP net income	$265,065	$342,073	$383,583	$470,885
Preferred stock dividends	4,274	1,757	8,337	3,032
GAAP net income attributable to SLM Corporation common stock	$260,791	$340,316	$375,246	$467,853

Adjustments:
Net impact of derivative accounting(1)	—	—	—	248
Net tax expense(2)	—	—	—	60
Total Non-GAAP “Core Earnings” adjustments to GAAP	—	—	—	188
Non-GAAP “Core Earnings” attributable to SLM Corporation common stock	$260,791	$340,316	$375,246	$468,041

GAAP diluted earnings per common share	$1.10	$1.29	$1.56	$1.72
Derivative adjustments, net of tax	—	—	—	—
Non-GAAP “Core Earnings” diluted earnings per common share	$1.10	$1.29	$1.56	$1.72

(1) Derivative Accounting: Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.